SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2004

Buckeye Partners, L.P.

(Exact Name of Registrant Specified in Charter)

Delaware	1-9356	23-2432497

(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)
5002 Buckeye Road
P.O. Box 368
Emmaus, PA		18049

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 232-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
REVISED AND RESTATED PURCHASE AND SALE AGREEMENT
BRIDGE LOAN AGREEMENT
CREDIT AGREEMENT
PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.

     On September 30, 2004, in connection with the closing of the previously announced acquisition of five refined petroleum products pipelines and 24 petroleum products terminals (as more fully described in Item 2.01 of this report, the “Transaction”), Buckeye Partners, L.P. (“we,” “us,” “our” or the “Partnership”) entered into a Revised and Restated Purchase and Sale Agreement (the “Revised Agreement”) among Shell Pipeline Company LP, Equilon Enterprises LLC d/b/a Shell Oil Products US (collectively, “Shell”) and the Partnership. The Revised Agreement amended and restated the Purchase and Sale Agreement (the “Original Agreement”) that we entered into with Shell on June 30, 2004 with respect to the Transaction. Among other things, the Revised Agreement excluded Shell’s Niles, Michigan terminal from the Transaction and correspondingly decreased the purchase price for the assets from $530 million to $517 million and decreased the aggregate storage capacity to 9.3 million barrels. Additionally, the Revised Agreement decreased Shell’s maximum indemnity obligations for (i) certain environmental conditions from $30 million to $29.25 million, and (ii) other claims from $7 million to $6.825 million. A copy of the Revised Purchase Agreement is filed as Exhibit 2.1 to this report and is incorporated by reference herein.

     In connection with the Transaction, we also entered into a Bridge Loan Agreement, which is described in Item 2.03 of this report and is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

     On October 1, 2004, we completed the previously announced acquisition of five refined petroleum products pipelines and 24 petroleum products terminals in the Midwestern United States from Shell for a total purchase price of $517 million. A portion of the purchase price was funded with a $300 million interim loan, which is more fully described in Item 2.03 of this report, with the balance of the purchase price funded with borrowings under our existing $400 million five-year revolving credit facility. Wood River Pipe Lines LLC, a newly formed Delaware limited liability company and our wholly owned subsidiary, acquired the five refined petroleum products pipelines, and Buckeye Terminals, LLC, a previously existing indirect wholly owned subsidiary of the Partnership, acquired the 24 petroleum products terminals.

     Also in connection with the closing of the Transaction, we entered into a Terminalling Agreement and a Transportation Agreement, each dated October 1, 2004, between us and Shell. Under the Terminalling Agreement, Shell has agreed to throughput sufficient volumes on an aggregate basis through 20 of the acquired terminals to produce minimum revenues for us of $19.38 million, $18.43 million and $17.68 million in the first, second and third years following the closing of the Transaction, respectively. Under the Transportation Agreement, Shell has agreed to ship sufficient volume on the pipelines acquired in the Transaction (other than the ATF Pipeline System) to produce minimum revenues for us of $18.2 million, $17.1 million and $16.3 million in the first, second and third years following the closing of the Transaction, respectively. Both of these agreements provide that if an event occurs beyond the control of either us or Shell, Shell has the right to reduce its revenue commitments to us during the period of interruption. Shell relies on the ConocoPhillips Wood River refinery for its supply of refined petroleum products. An interruption at the refinery could trigger this provision in these agreements, thereby allowing Shell to reduce its revenue commitments to us.

     To facilitate the integration of these newly acquired assets into our existing refined petroleum products pipeline system, we have entered into a control center transition agreement with Shell. Under the transition agreement, Shell will provide certain pipeline control services in connection with the operation of the assets for up to a twelve-month period from the closing of the Transaction. We will pay Shell approximately $100,000 per month for the first six months of the twelve-month period and, thereafter, the payment will increase to up to approximately $175,000 per month.

     The five refined product pipelines acquired include the following:

     North Line System. The North Line System, constructed by Shell in 1952, includes a 309-mile pipeline with a current throughput capacity to transport approximately 96,000 barrels per day of refined products out of the ConocoPhillips Wood River refinery in Illinois, three terminals with an aggregate storage capacity of over 2.4 million barrels of refined products and a tank farm that can store approximately 620,000 barrels of refined products. North Line originates 20 miles north of St. Louis, Missouri at the ConocoPhillips Wood River refinery. From the refinery, North Line delivers refined products to our 136,000 barrel terminal in Harristown, Illinois, to our 620,000 barrel tank farm in Peotone, Illinois. At our Peotone tank farm, North Line splits into two segments. One segment extends northeast to our 1.3 million barrel terminal in Hammond, Indiana. The other segment of the North Line transports refined products northwest to our 993,000 barrel terminal in Argo, Illinois, west of Chicago, and continues to a third-party terminal in Des Plaines, Illinois. From the Des Plaines terminal, turbine fuel is ultimately delivered to Chicago O'Hare International Airport. Our terminals in Hammond and Argo currently receive, and our Peotone tank farm has the ability to receive, additional volumes of refined petroleum products through various connections with Explorer, TEPPCO, West Shore, Wolverine and Marathon pipelines.

     North Line had average throughput of approximately 74,600 barrels per day in 2003. North Line has available capacity to transport additional volumes.

     East Line System. The East Line System, constructed in 1968, includes a 355-mile pipeline with a current throughput capacity of approximately 80,000 barrels per day and four terminals with aggregate storage capacity of approximately 2.1 million barrels. East Line originates at the ConocoPhillips Wood River refinery in Illinois and delivers refined products across Illinois, Indiana and Ohio to our 113,000 barrel terminal in Effingham, Illinois, our 627,000 barrel terminal in Zionsville, Indiana, our 188,000 barrel terminal in Muncie, Indiana and our 1.2 million barrel terminal in Lima, Ohio, which is the terminus of the East Line. East Line connects with our existing Buckeye pipeline in Lima, Ohio. Our terminals in Zionsville and Lima receive additional volumes of refined petroleum products through connections with TEPPCO and Inland pipelines, respectively.

     East Line had average throughput of approximately 52,100 barrels per day in 2003. East Line has available capacity to transport additional volumes.

     Two Rivers System. The Two Rivers System includes a 191-mile pipeline with current throughput capacity of approximately 60,000 barrels per day and a terminal with storage capacity of approximately 1.3 million barrels. Two Rivers originates at our tank farm in Hartford, Illinois, which is supplied by the Explorer pipeline. From the tank farm, Two Rivers transports refined products east to Lawrenceville, Illinois and then turns south, terminating at our 1.3 million barrel terminal in Mt. Vernon, Indiana on the Ohio River. The portion of Two Rivers extending from the Hartford tank farm east to Patoka, Illinois was constructed in 2003. The remainder of Two Rivers was constructed in various stages subsequent to 1950.

     Two Rivers had average throughput of approximately 14,900 barrels per day in the four months ended December 31, 2003. Two Rivers has available capacity to transport additional volumes.

     St. Louis 6-Inch Pipeline and ATF Pipeline System. The St. Louis 6-Inch Pipeline, constructed in 1960, is a 16-mile pipeline with current throughput capacity of approximately 30,000 barrels per day, and the ATF Pipeline System, constructed in 1927, is a 24-mile pipeline with current throughput capacity of approximately 28,000 barrels per day. These pipelines originate at the ConocoPhillips Wood River refinery. The St. Louis 6-inch Pipeline delivers refined products to our terminal in the greater St. Louis area. The ATF Pipeline System delivers turbine fuel to the Lambert-St. Louis Airport.

     The St. Louis 6-inch Pipeline had average throughput of approximately 21,400 barrels per day, and the ATF Pipeline System had average throughput of approximately 13,800 barrels per day, in 2003. Both the St. Louis 6-inch Pipeline and the ATF Pipeline System have available capacity to transport additional volumes.

     In addition to the nine terminals located along the five pipelines described above, we also acquired 15 terminals, set forth in the following table, located on major third-party refined products pipeline systems located in the Midwestern United States or along the Ohio River.

Nominal
Capacity (1)
Off-System Terminal	(Barrels)
Detroit, Michigan	592,000
Cincinnati, Ohio	396,000
Ferrysburg, Michigan	315,000
Taylor, Michigan (2)	310,000
Clermont, Indiana (2)	283,000
Marshall, Michigan	281,000
South St. Louis, Missouri	260,000
Dayton, Ohio	162,000
Cleveland, Ohio	154,000
Rockford, Illinois	148,000
Columbus East, Ohio	143,000
Columbus West, Ohio	142,000
Jackson, Michigan	84,000
Paducah, Kentucky (2)	61,000
North Lima, Ohio	25,000

Total	3,356,000

(1) Nominal capacity does not reflect working capacity.
(2) These terminals are temporarily idle.

     In 2003, Shell entered into a consent decree with the United States Environmental Protection Agency arising out of a June 1999 incident unrelated to the assets we acquired. In order to resolve civil liability for the incident, Shell agreed to pay penalties of $10 million and to comply with certain terms set out in the consent decree. These terms include requirements for testing and maintenance of a number of pipelines owned by Shell, including the North Line and East Line, the creation of a damage prevention program, submission to independent monitoring and various reporting requirements. In our purchase agreement with Shell, we have agreed to perform, at our own expense, the work required of Shell on North Line and East Line under the consent decree. Our obligations to Shell with respect to the consent decree extend to approximately 2008, a date five years from the date of the consent decree.

     We expect our existing operations personnel and systems to support the operations of the assets acquired from Shell. For instance, we expect to rely on existing, proven hardware and software applications to manage the five newly acquired pipelines. However, we have initiated incremental changes to our existing control systems in order to facilitate the integration of these assets into our existing refined petroleum pipeline system. In addition, we have also developed and implemented a new custom-made software package to support our expanded terminal business that, among other things, facilitates terminal transaction invoicing. As part of these support system additions, we are expanding our Supervisory Control System in Macungie, Pennsylvania and have established a terminal support office that will house terminal schedulers as well as support and administrative personnel for Toptech, a software system used to monitor and record terminal transactions.

     To facilitate the integration of the newly acquired assets into our existing refined petroleum pipeline and terminal system we are in the process of hiring approximately 115 additional operating and maintenance employees, the majority of whom previously worked for Shell in comparable positions. We also expect to employ approximately 35 additional support personnel in engineering, accounting and other administrative functions.

     As a condition to obtaining Federal Trade Commission (“FTC”) clearance of the Transaction, the Partnership and Shell agreed to eliminate Shell’s Niles, Michigan terminal from the Transaction and entered into a consent decree requiring the Partnership to notify the FTC of its acquisition of any interest in the Niles terminal, and Shell to provide prior notice to the FTC of any sale or other transfer of the Niles terminal, in each case for the next 10 years. The FTC approved the consent order by a 5-0 vote and posted it for public comment until October 26, 2004, after which it will decide whether to make the order final.

     Historically, these assets have not been operated as a separate division or subsidiary. Shell operated these assets as part of its more extensive transportation, terminalling, crude oil and refined products operations. As a result, Shell did not maintain complete and separate financial statements for these assets as an independent business unit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On October 1, 2004, we entered into a $300 million interim loan with SunTrust Bank, as both administrative agent and lender, and Wachovia Bank, National Association, as a lender. The interim loan is guaranteed by certain of our subsidiaries. Our $400 million five-year revolving credit facility is with another syndicate of banks led by SunTrust Bank and is guaranteed by certain of our subsidiaries. The maturity date of the interim loan is

October 1, 2005 and the maturity date of the revolving credit facility is August 6, 2009. Borrowings under the interim loan and the revolving credit facility bear interest under one of two rate options, selected by us, equal to either (i) the greater of (a) the federal funds rate plus one half of one percent and (b) SunTrust Bank’s prime rate or (ii) LIBOR, as adjusted for statutory reserve requirements for Eurocurrency liabilities, in each case plus an applicable margin and, in respect of the interim loan, plus a ticking margin. The applicable margins are determined based upon the ratings assigned by Standard & Poor’s Rating Services and Moody’s Investor Services for our senior unsecured non-credit enhanced long-term debt. The ticking margin is determined by the length of time that the interim loan remains outstanding. The applicable margins under both the interim loan and the revolving credit facility will increase during any period in which our funded debt ratio (described below) exceeds 5.25 to 1.0.

     The revolving credit facility and interim loan contain certain covenants and provisions that affect us and certain of our subsidiaries, including, without limitation covenants and provisions that:

•	prohibit us and certain of our subsidiaries from creating or incurring indebtedness (subject to enumerated exceptions);

•	prohibit us and certain of our subsidiaries from creating or incurring certain liens on our respective property (subject to enumerated exceptions);

•	prohibit us and certain of our subsidiaries from disposing of property that is material to generating Adjusted EBITDA (as defined below); and

•	limit consolidations, mergers and asset transfers by us and certain of our subsidiaries (subject to enumerated exceptions).

     More specifically, the facilities require that we maintain specified ratios of:

•	funded debt (excluding funded debt of our unrestricted subsidiaries) to consolidated earnings before interest, taxes, depreciation, depletion, amortization and payments made to our general partner pursuant to our incentive compensation arrangement for the preceding four fiscal quarters (excluding any amounts attributable to our unrestricted subsidiaries), or Adjusted EBITDA (referred to as the “funded debt ratio”), as of the end of any fiscal quarter, of no greater than:

•	5.75 to 1.00 for the first two quarters following the closing of the Transaction,

•	5.25 to 1.00 for the third quarter following the closing of the Transaction, and

•	4.75 to 1.00 thereafter, subject to a provision for certain increases in connection with future acquisitions; and

•	Adjusted EBITDA for the preceding four fiscal quarters to our and our consolidated subsidiaries’ (other than unrestricted subsidiaries) payments of principal and interest on debt plus capital expenditures for the preceding four fiscal quarters, as of the end of any fiscal quarter, of greater than 1.25 to 1.00.

     As of June 30, 2004, prior to the consummation of the Transaction, our funded debt ratio was approximately 3.5 to 1.

     A copy of the Bridge Loan Agreement is filed as Exhibit 10.1 to this report and is incorporated by reference herein. A copy of the Credit Agreement for our revolving credit facility is files as Exhibit 10.2 to this report and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

     On October 1, 2004, the Partnership issued a press release announcing the events described in Item 2.01. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01. The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Partnership.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Revised and Restated Purchase and Sale Agreement, dated October 1, 2004, among Shell Pipeline Company LP, Equilon Enterprises LLC d/b/a Shell Oil Products US and Buckeye Partners, L.P.
10.1	Bridge Loan Agreement, dated October 1, 2004, among Buckeye Partners, L.P., SunTrust Bank, as administrative agent, and the lenders signatory thereto
10.2	Credit Agreement, dated August 6, 2004, among Buckeye Partners, L.P., SunTrust Bank, as administrative agent, and the lenders signatory thereto
99.1	Press Release, dated October 1, 2004, issued by Buckeye Partners, L.P.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
By:	Buckeye Pipe Line Company LLC,
its General Partner

By:	/s/ Stephen C. Muther
Stephen C. Muther
Senior Vice President Administration, General Counsel and Secretary

Dated: October 5, 2004

Exhibit Index

Exhibit
2.1	Revised and Restated Purchase and Sale Agreement, dated October 1, 2004, among Shell Pipeline Company LP, Equilon Enterprises LLC d/b/a Shell Oil Products US and Buckeye Partners, L.P.
10.1	Bridge Loan Agreement, dated October 1, 2004, among Buckeye Partners, L.P., SunTrust Bank, as administrative agent and lender, and Wachovia Bank, National Association, as a lender
10.2	Credit Agreement, dated August 6, 2004, among Buckeye Partners, L.P., SunTrust Bank, as administrative agent, and the lenders signatory thereto
99.1	Press Release, dated October 1, 2004, issued by Buckeye Partners, L.P.